Exhibit 5.1

[Letterhead of Weil, Gotshal & Manges LLP]

January 21, 2011

Tyco Electronics Ltd.

Rheinstrasse 20

CH-8200 Schaffhausen

Switzerland

Tyco Electronics Group S.A.

17, Boulevard de la Grande-Duchesse

Charlotte, L-1331

Luxembourg

Ladies and Gentlemen:

We have acted as counsel to Tyco Electronics Ltd., a Swiss company (“Tyco Electronics”), and Tyco Electronics Group S.A., a Luxembourg company (“TEGSA” and together with Tyco Electronics, the “Registrants”), in connection with the preparation and filing with the Securities and Exchange Commission of the Registrants’ Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer, issuance and sale from time to time (i) by Tyco Electronics of an indeterminate amount of (a) registered shares (the “Registered Shares”); (b) warrants (“Warrants”); (c) units (the “Tyco Electronics Units”) comprised of Registered Shares, Warrants or Debt Securities (as defined below); and (d) guarantees (the “Guarantees”) of Debt Securities; and (ii) by TEGSA of an indeterminate amount of (i)  debt securities (the “Debt Securities”) and (ii) units comprised of Debt Securities and Registered Shares or Warrants (the “TEGSA Units” and, together with the Tyco Electronics Units, the “Units”).  We refer to the Registered Shares, the Warrants, the Units, the Guarantees and the Debt Securities collectively as the “Securities.”

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the prospectus contained in the Registration Statement (the “Prospectus”), the Indenture, dated as of September 25, 2007 (the “Indenture”), among TEGSA, as issuer, Tyco Electronics, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), the Guarantee of Tyco Electronics included in the Indenture and evidenced by the form of Notation of Guarantee on the form of Debt Securities and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of each of the Registrants, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of each of the Registrants.

Based on and subject to the foregoing and assuming that (i) each of the Registrants validly exists and has the requisite corporate power and authority to execute, deliver and perform its obligations under the Securities, (ii) each of the trustee for the Debt Securities and the warrant agent for the Warrants, when appointed, will validly exist and have the requisite corporate power to enter into and perform its obligations under the Indenture, the supplemental indenture relating to the Debt Securities and any warrant agreement, as applicable, and (iii) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, we are of the opinion that:

1.             Debt Securities.    Assuming that (i) the execution, delivery and performance of any Debt Securities (including any Debt Securities that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) and the terms thereof have been duly authorized by all necessary corporate action on the part of TEGSA, (ii) the supplemental indenture relating to such Debt Securities has been duly authorized, executed and delivered by all parties thereto, (iii) the terms of such Debt Securities to be issued under the Indenture and the applicable supplemental indenture have been duly established in conformity with the Indenture and the applicable supplemental indenture so as not to violate any applicable law, affect the enforceability of such Debt Securities or result in a default under or breach of any agreement or instrument binding on the Registrants, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrants, (iv) such Debt Securities have been duly executed and authenticated in accordance with the Indenture and delivered against any contemplated payment therefor and (v) such Debt Securities and the supplemental indenture relating to such Debt Securities are governed by New York law, such Debt Securities (including any Debt Securities that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of TEGSA, enforceable against it in accordance with their terms.

2.             Warrants.    Assuming that (i) the execution, delivery and performance of any Warrants (including any Warrants that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) and the terms thereof have been duly authorized by all necessary corporate action of Tyco Electronics, (ii) the warrant agreement or warrant agreements relating to such Warrants have been duly authorized, executed and delivered by all parties thereto, (iii) the terms of such Warrants have been duly established so as not to violate any applicable law, affect the enforceability of such Warrants or result in a default under or breach of any agreement or instrument binding upon Tyco Electronics and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Tyco

Electronics, (iv) such Warrants or certificates representing such Warrants have been duly executed, authenticated and delivered against any contemplated payment therefor and (v) such Warrants and the warrant agreement or warrant agreements relating to such Warrants are governed by New York law, such Warrants (including any Warrants that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of Tyco Electronics, enforceable against Tyco Electronics in accordance with their terms.

3.             Units.    Assuming that (i) the execution, delivery and performance of any Units and the terms thereof have been duly authorized by all necessary corporate action on the part of the applicable Registrant and the securities of any other entities to be included in the Units, if any, have been duly authorized and issued by such entity, (ii) the unit agreement or unit agreements relating to such Units have been duly authorized, executed and delivered by all parties thereto, (iii) the terms of such Units have been duly established so as not to violate any applicable law, affect the enforceability of such Units or result in a default under or breach of any agreement or instrument binding upon the applicable Registrant and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the applicable Registrant, (iv) such Units have been issued, paid for and delivered against any contemplated payment therefor and (v) such Units and the unit agreement or unit agreements relating to such Units are governed by New York law, such Units will constitute valid and binding obligations of applicable Registrant, enforceable against applicable Registrant in accordance with their terms.

4.             Guarantees.    Assuming that (i) the execution, delivery and performance of any Guarantees and the terms of the offering thereof have been duly authorized by all necessary corporate action on the part of Tyco Electronics, (ii)  the supplemental indenture relating to such Debt Securities and such Guarantees has been duly authorized, executed and delivered by all parties thereto, (iii) the Debt Securities have been duly executed and authenticated in accordance with the Indenture and the applicable supplemental indenture, (iv) the terms of the Guarantees to be issued under the Indenture and the applicable supplemental indenture have been duly established in conformity with the Indenture and the applicable supplemental indenture so as not to violate any applicable law, affect the enforceability of such Guarantees or result in a default under or breach of any agreement or instrument binding on Tyco Electronics, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Tyco Electronics, (v) the Guarantees have been duly executed in accordance with the Indenture and the applicable supplemental indenture and delivered against any contemplated payment therefor and (vi) such Guarantees and the supplemental indenture relating to such Guarantees are governed by New York law, such Guarantees will constitute valid and binding obligations of Tyco Electronics, enforceable against Tyco Electronics in accordance with their terms.

The opinions expressed above with respect to enforceability are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto. The opinions are also subject to the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority.

The opinions expressed herein are limited to the laws of the State of New York and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP